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                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT dated as of July 18, 1996 by and among MEDIALINK PR DATA CORPORATION, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 ("Purchaser"), VIDEO BROADCASTING CORPORATION, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 ("Medialink"), PR DATA SYSTEMS, INC., a Connecticut corporation with offices at 15 Oakwood Avenue, Norwalk, Connecticut 06850 ("Seller"), JACK SCHOONOVER, an individual residing at 351 Hillside Road, Fairfield, Connecticut 06430 ("JS"), WILLIAM WUBBENHORST, an individual residing at 20 Rowayton Avenue, Rowayton, Connecticut 06853 ("WW") and NANCY SCHOONOVER, an individual residing at 351 Hillside Road, Fairfield, Connecticut 06430 ("NS" and, collectively with JS and WW, referred to herein as the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, Medialink owns all of the issued and outstanding shares of capital stock of Purchaser; and

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase all of Seller's tangible and intangible assets.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

     Section 1. Definitions. For purposes of this Agreement, the words and terms listed below shall have the following meanings:

          (a) "Business" means the business of Seller as conducted by Seller immediately prior to the date hereof;

          (b) "Closing" means the events which take place on the Closing Date for the purpose of consummating this Agreement.

          (c) "Closing Date" means July 18, 1996, or such other date as the parties shall mutually agree upon.

          (d) "Environmental Laws" means all laws, regulations, rules and ordinances of any relevant State or any political subdivision thereof and the United States of America respecting the environment, including without limitation the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et. seq.), and the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. ss.9601 et. seq.).

          (e) "Facility" means the offices of Seller located at 15 Oakwood Avenue, Norwalk, Connecticut 06850.


          (f) "Fair Market Value" means (i) if the Common Stock, as defined herein, is publicly traded, the average of the closing bid and asked quotations per share as furnished by the National Association of Securities Dealers, Inc. through NASDAQ, the OTC Bulletin Board or similar organization for the ten (10) trading days immediately preceding the date of determination, or if the Common Stock is not publicly traded, the Fair Market Value of the Common Stock shall be deemed to be $6.00 per share.

          (g) "Hazardous Substances" means any pollutants and dangerous substances including without limitation radon and any hazardous waste or hazardous substances as defined in any of the Environmental Laws.

          (h) "Non-Compete Agreements" means those three non- compete agreements, dated of even date herewith, by and between Purchaser and each of JS, NS and WW.

          (i) "Transaction Documents" means the Employment Agreements and the Non-Compete Agreements, as such terms are defined herein.

                                   ARTICLE II

     Section 2. Purchase and Sale. Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date all of the assets of Seller (the "Assets"), free and clear of all liens and encumbrances, including but not limited to those Assets listed as follows:

          (a) All machinery and equipment, as more specifically described in
Schedule 2(a) attached hereto;

          (b) All accounts receivable of Seller as set forth on Schedule 2(b) attached hereto and all accounts receivable of Seller as of the Closing Date as set forth on Schedule 2(b) updated as of the Closing Date;


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          (c) All inventory, as more specifically described in Schedule 2(c)
attached hereto;

          (d) All Intellectual Property (as defined in Section 5.8) used in or held for use in the Business;

          (e) All books (excluding minute book, stock books and stock record books and stock ledgers), papers, records, files, including without limitation, all correspondence, customer lists, credit and sales reports, data processing records, documents and records relating to the Assets;

          (f) All leasehold improvements, as more specifically described in
Schedule 2(f) attached hereto;


          (g) All rights of the Seller and Shareholders under property, equipment and other leases of the Business, as more specifically described in
Schedule 2(g) attached hereto; and

          (h) All advertising, brochures, catalogs and promotional materials;
and

          (i) All rights to the name "PR Data".

     It is hereby expressly understood and agreed that the foregoing Assets are to be transferred and conveyed to Purchaser as above specified, by good and sufficient bill of sale, and other documents of transfer, as provided in Section 12 hereof, free and clear of all liens, charges, encumbrances, debts, liabilities and obligations whatsoever, except obligations which are expressly assumed by Purchaser hereunder.

                                   ARTICLE III

     Section 3. Assumption of Liabilities; Assumption and Payment of Certain Obligations.

     3.1. Assumption of Liabilities by Purchaser. Purchaser will, on behalf of Seller, prepare an unaudited balance sheet and income statement of Seller for the period April 1, 1996 through the Closing Date (the "Closing Date Stub Financials") in accordance with generally accepted accounting principles, subject to the absence of notes that would customarily be included in a financial statement prepared in accordance with generally accepted accounting principles. Purchaser shall assume, pay, perform and discharge, and, as the case may be, take subject to, the obligations and liabilities of Seller as specifically set forth in the Closing Date Stub Financials; provided, however, that Purchaser shall not be responsible in any manner whatsoever for (i) obligations and liabilities of Seller which exceed the assets of Seller

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by $372,000; (ii) obligations and liabilities of Seller related in any manner whatsoever to a breach by Seller or the Shareholders of any of their representations and warranties set forth herein; (iii) any and all taxes assessed on either Seller or the Shareholders relating to the transactions contemplated hereby; or (iv) any and all legal, accounting and other professional fees of the professionals representing Seller and the Shareholders in the transactions contemplated hereby. Seller expressly acknowledges and agrees that in the event any receivables listed in the Closing Date Stub Financials are not collected within 90 days of the Closing Date, such receivables shall not be deemed an asset of Seller for the purposes of this Agreement.

     3.2. Assumption and Payment of Certain Obligations.

          (a) Small Business Administration Loan. Seller is presently indebted to the U.S. Small Business Administration and Lafayette Bank & Trust Co. in the

original principal amount of $200,000 plus interest, as evidenced by a promissory note (the "SBA Loan"), a copy of which is attached hereto as Schedule 3.2(a). Purchaser shall pay the $84,979.98 balance of the SBA Loan in full at the Closing.

          (b) Indebtedness of Seller to WW. Seller is presently indebted to WW in the principal amount of $330,000 (the "WW Indebtedness"). Purchaser agrees to assume the WW Indebtedness and shall execute a non-negotiable subordinated promissory note in a principal amount equal to the WW Indebtedness between Purchaser, as maker, and WW, as payee (the "New WW Note"). In the event the WW Indebtedness is evidenced by a promissory note, such note shall be cancelled at Closing. The New WW Note will bear interest at eight (8%) percent per annum and be amortized by quarterly payments of $15,506.59 each over a seven (7) year period, commencing three months from the date hereof. The form of the New WW
Note is attached hereto as Exhibit A.

          (c) Certain Other Obligations. Purchaser shall assume the liabilities relating to the Assets, including any contracts assigned as part of the Assets, incurred in the ordinary course of business consistent with past practice, and obligations under the equipment leases described in Schedule 2(g) accruing after the Closing.

                                   ARTICLE IV

     Section 4. Purchase Price.

     4.1. Payment Terms. In reliance upon the representations and warranties of Seller contained herein, and subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase the Assets for the aggregate purchase price below (the "Purchase Price").

          (a) One Hundred Twenty Thousand ($120,000) Dollars (the "Cash"), payable on the Closing Date by wire transfer or certified funds;

          (b) Twenty Thousand (20,000) shares (the "Shares") of the common stock, par value $.01 ("Common Stock") of Medialink. In order to secure the indemnity and set off obligations of each Shareholder pursuant to Sections 10 and 11 hereof, each Shareholder hereby further agrees that on the Closing Date he shall deliver to the Escrow Agent (as defined in Section 11.2 hereof) the Shares which shall be held by the Escrow Agent pursuant to the terms of an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit B.

     4.2. Allocation of Purchase Price. The Purchase Price described in Section
4.1 hereof will be allocated as set forth in Schedule 4.2. Seller and Purchaser each represent, warrant and agree that the allocation set forth in Schedule 4.2 was determined through arm's length negotiation. The Shareholders and Purchaser agree that (i) the Shares which shall be delivered by Purchaser to the Escrow Agent are subject to various restrictions under the Escrow Agreement and therefore they have agreed to have the valuation of such Shares set forth on
Schedule 4.2, which valuation was determined through arm's length negotiation. Seller and Purchaser each agree that it will adopt and utilize the amounts allocated to each asset or class of assets set forth in Schedule 4.2 for purposes of all federal, state and other income tax returns filed by each of them, file all such documents and statements required by Section 1060 of the Internal Revenue Code of 1986 (the "Code") reflecting the allocations set forth in Schedule 4.2 and that each of them will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any refund claim, in any litigation or otherwise with respect to such income tax returns. Seller and Purchaser each agree to provide the other with a copy of the allocation schedule which they file in connection with Section 1060 of the Code unless such schedule contains information unrelated to the transaction contemplated by this Agreement. In such event, Seller or Purchaser, as the case may be, shall provide the other with a statement from its accountants confirming that such filing has been made in accordance with this Schedule 4.2.

     4.3. Reliance on the Non-Compete Agreements. JS, NS and WW hereby acknowledge that Purchaser would not have entered into this Agreement but for the execution by them of the Non-Compete Agreements in the form attached hereto as Exhibits C-1, C-2 and C-3. JS, NS and WW are the principal and majority shareholders and executive officers of Seller and Purchaser will be irreparably harmed if JS, NS and/or WW do not abide by the terms of the Non-Compete Agreements. Pursuant to his Non-Compete Agreement, WW will receive a non-compete fee of $205,000 and pursuant to their Non-Compete Agreements, JS and NS will each receive a non-compete fee of $102,500. The terms of the Non-Compete Agreements are incorporated herein by reference and made a part hereof.

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                                    ARTICLE V

     Section 5. Representations and Warranties by Seller and the Shareholders. Seller and the Shareholders jointly and severally represent and warrant to Purchaser and Medialink as set forth below:

     5.1. Organization, Existence and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and has and will have at the time of Closing all corporate power to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered by Seller and the Shareholders pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Seller and the Shareholders does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Seller's Certificate of Incorporation or By-Laws or of any law or regulation applicable to Seller or the Shareholders or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Seller or the Shareholders is a party or by which Seller or the Shareholders is bound or result in the creation of any Lien (as hereinafter defined), on the Assets.


     5.2. Power and Authority. On or prior to the Closing Date all corporate acts and other proceedings required to be taken by or on the part of Seller to authorize it to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby will have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and the Shareholders and constitutes, and such other agreements and instruments when duly executed and delivered by Seller and the Shareholders will constitute, legal, valid and binding obligations enforceable in accordance with their respective terms. The execution, delivery and performance by Seller and the Shareholders of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a Lien on the Assets of Seller under any agreement by which any of the Assets, may be bound or affected.

     5.3. Consents. No consent, filing or approval of any federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or to consummate the transactions contemplated hereby.

     5.4. Title. Except as provided in Schedule 5.4 hereof (all of which Liens will be released and discharged on the Closing Date) Seller now is, and on the Closing Date will be, the owner of the Assets free and clear of all liens, encumbrances, claims, security interests, charges and restrictions on the right to transfer, of any kind whatsoever ("Liens"). The machinery and equipment described in

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Schedule 2(a) will be transferred to Purchaser on the Closing Date in good working order.

     5.5. Compliance with Agreements. Set forth on Schedule 5.5 is a complete and accurate list of all contracts and other agreements, oral and written, to which Seller is a party. Seller and the Shareholders do not know of any fact, circumstance, or condition amounting to a default under any of such contracts or other agreements. All such contracts and other agreements will be in full force and effect at the time of Closing, unless by their terms they expire prior thereto. Other than such enumerated contracts and other agreements, Seller has no other presently existing contract or agreement, oral or written, relating to the Assets.

     5.6. Taxes. Seller has timely paid, or will timely pay on or before Closing, all federal, state and municipal income, manufacturer's excise, federal and state withholding, FICA, FUTA, state unemployment taxes, state and municipal sales and use taxes, license fees and other taxes, fees, or charges levied or imposed upon Seller as the result of its ownership of the Assets ("Taxes") that are payable prior to the Closing Date. Seller is not delinquent in the payment of any tax, assessment or governmental charge or in the filing of any tax return in any case where such delinquency could result in a penalty and no deficiencies for any tax, assessment or governmental charge have been claimed, proposed or assessed against Seller. Seller has not filed or waived any extensions of time for any returns, has not incurred any tax liability, including interest, penalties or assessments which may result in the imposition of any lien, charge, security interest or any other encumbrance on the Assets and Seller and the Shareholders have no reason to believe that any taxing authority will assess any additional tax, fines, penalties or other charges. There are no outstanding fines, liens or disputes between Seller and any taxing authority which relate to the Assets.

     5.7. Litigation, Proceedings and Disputes. Except as set forth in Schedule 5.7, there are no suits, actions, administrative, arbitration or other proceedings, (including proceedings concerning product liability, municipal or other governmental laws or regulations, labor disputes or grievances or union recognition) or governmental investigations by any Federal, state, or local agency or prosecutor's office or of any other kind pending or threatened against or affecting Seller or the Assets. Except as set forth in Schedule 5.7, there are no unsatisfied judgments, orders, stipulations, injunctions, decrees or awards (whether by a court, administrative agency, arbitration, grievance procedure) against Seller relating to such Assets. Seller and the Shareholders agree to cause any matter set forth in Schedule 5.7 to be satisfied at or prior to the Closing Date.

     5.8. Business Rights. Seller owns free and clear of any rights or claims of others, the name "PR Data", the right to use the names in its databases, processes, trademarks, trade names, trade secrets, patents, copyrights, service marks, rights and all technical know-how accruing to the benefit of Seller related to the Assets ("Intellectual Property"), without any conflict or infringement with the right of

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others, including officers, directors or employees of Seller and Seller has not received or been threatened with notice of any outstanding claim or assertion that any of the Assets now materially infringe or conflict with the rights of others. Seller will transfer to Purchaser, on and as of the Closing Date, sole and full ownership of all of Seller's Intellectual Property, including Seller's technology and know-how as related to the machinery and equipment described in
Schedule 2(a).

     5.9. Employees. Subject to the exceptions set forth in the following sentence, Schedule 5.9 hereto lists all employees and consultants of the Seller and indicates their salaries, fees, commissions and most recent bonuses, if any, their rights to future bonuses (or deferred portions of prior bonuses), if any, vacation, severance, insurance and other benefits and their respective job titles, dates of hire and social security numbers. Except as disclosed on
Schedule 5.9, there are no written or oral commitments by Seller to any of its employees relating to employment, compensation, wages, bonuses, raises, vacations, severance pay, benefits or similar matters. Seller will pay, through the Closing Date, all salary, wages, bonuses, severance, commissions, accrued vacation and sick days. Purchaser agrees that it shall employ substantially all of the employees of Seller after Closing, provided that to the extent Purchaser does not continue the employment of certain employees of the Seller, Purchaser shall pay within a reasonable time after Closing, the severance benefits, if any, to such employees, other than those severance benefits disclosed on
Schedule 5.9, all of which are the sole responsibility of Seller. Seller has paid all unemployment insurance payments due and payable through the Closing Date and does not have a negative account balance with any unemployment taxing authority. Except as disclosed in Schedule 5.9, there are no union plans or collective bargaining agreements.

     5.10. Employee Plans.

          (a) For purposes of this Agreement, the term "Employee Plan" means each employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other bonus, incentive compensation, deferred compensation, severance or similar plan, policy or payroll practice providing compensation or employee benefits maintained by Seller or to which Seller is a participating employer or is obligated to contribute or has any legally enforceable liability and under which any person presently employed by Seller as an employee or consultant (an "Employee") or formerly employed by Seller or its predecessors as an employee or consultant (a "Former Employee") participates or has accrued any rights or under which Seller is liable in respect of an Employee or Former Employee. The terms "Employee" and "Former Employees, will include, where applicable, the beneficiaries, spouses and dependents of an Employee or Former Employee. Schedule 5.10 lists or describes all Employee Plans of Seller. Each Employee Plan has been maintained in all respects in accordance with its terms and with applicable law. Except as set forth on Schedule 5.10, each Employee Plan (including the related trust) which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or comparable foreign law,

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does so qualify and is exempt from taxation pursuant to Section 501(a) of the
Code. None of the Employee Plans listed on Schedule 5.10 are Multi-employer Plans (as defined within the meaning of Section 3(37) of ERISA) and Seller has no liability under or with respect to, and does not contribute to, any Multi-employer Plan.

          (b) As of the Closing Date, Seller will have made or will make full payment by direct contributions of all amounts which Seller is required to make under the terms of each Employee Plan in respect of periods ending on or prior to the Closing Date.

          (c) There is no accumulated funding deficiency (as defined in Section 412 of the Code), waived funding deficiency (as defined in Section 412 of the
Code), or failure to make any payment on or before a required installment due date (as defined in Section 412(m) of the Code) with respect to any defined benefit plan (as defined in Section 3(35) of ERISA) maintained by Seller or any member of the controlled group (within the meaning of Sections 414(b), (c), (m),

(n) and (o) of the Code ("Controlled Group") of which Seller is a member, that is or could after the Closing Date become a liability of Purchaser.

          (d) Neither Seller nor any member of Seller's Controlled Group has incurred or reasonably expects to incur any liability under Title IV of ERISA (or comparable foreign law) arising in connection with the termination of, or withdrawal from, any plan covered or previously covered by Title IV of ERISA (or comparable foreign law) that is or could become a liability of Purchaser after the Closing Date.

          (e) No event has occurred that could subject Seller or Purchaser to an excise tax under Section 4975 of the Code or a civil penalty under Section 502(i) of ERISA or any comparable section under any foreign law.

          (f) There exists no condition or set of circumstances which could result in the imposition of any liability under ERISA (including, without limitation, Title I or Title IV thereof), the Code or other applicable law with respect to the Employee Plans. From and after the Closing, Seller and the Shareholders shall, subject to Section 10 hereof, indemnify and hold Purchaser harmless from, all liabilities and obligations arising at any time with respect to Employees or Former Employees of Seller under Employee Plans (and all related reporting requirements), and any other employee benefits mandated by law, regardless of the applicable funding arrangements, attributable to periods of employment by Seller of its employees prior to the Closing Date.

     5.11. Compliance with Laws. Seller has not received any notice, and in the event it has received a notice, has satisfied the deficiencies set forth in such notice, alleging that it is in violation of any applicable federal, state, local or foreign law, regulation or order or any other requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to them ("Laws"). Except as set forth in Schedule 5.11, Seller is not now charged with,


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nor to the knowledge of Seller, is Seller now under investigation with respect to, any material possible violation of any Law and Seller has filed all reports required to be filed with any governmental authority and taken all other actions required by any Law.

     5.12. Obligation to Update Schedules. Seller shall promptly disclose to Purchaser any information contained in its representations and warranties or Schedules which, because of an event occurring after the date hereof, is materially incomplete or is no longer materially correct as of all times after the date hereof until the Closing Date or any material adverse development affecting the results of operations of the Business; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Seller or the Schedules attached hereto unless Purchaser shall have consented thereto in writing.

     5.13. Facility.


          (a) The Facility is presently leased to Seller.

          (b) The Facility is in material compliance with all, and is not in violation of any, applicable Federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including without limitation any applicable covenant, condition, restrictions or easement), nor has any notice of violation of any applicable Federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement affecting the Facility been given to Seller by any governmental authority or by any person entitled to enforce same.

          (c) The Facility is not subject to zoning, use or building code restrictions which prohibits, and, no state of facts relating to the actions or inaction of Seller exists which prevents, the continued effective leasing or use of such Facility property for the Business consistent with the manner in which the Seller has conducted its Business.

          (d) No permit, approval, certificate or consent of any governmental authority or public or private utility is required by Purchaser to occupy and utilize the Facility as presently utilized by Seller consistent with the past conduct of the business.

     5.14. Customers and Suppliers. Set forth on Schedule 5.14 is an accurate list of each customer and of each supplier which was responsible for, respectively, at least 5% of the gross revenues or 5% of the gross purchases of the Seller during the calendar years ended December 31, 1995 and 1994.

     5.15. Environmental Matters. Except as set forth on Schedule 5.15, Seller and the Shareholders have not and have no knowledge that there has been generated, stored, treated, discharged, handled, refined, spilled,


                                       10

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released or disposed any Hazardous Substances in violation of any applicable law or regulation at or on the Facility. Except as set forth on Schedule 5.15, to Seller's and the Shareholders' knowledge, no underground storage tanks exist or have existed at the Facility. Seller and the Shareholders have no knowledge of any Hazardous Substances on or in the Facility in violation of any applicable law or regulation and has received no notice, nor is it on notice of, any claim, investigation, litigation or administrative proceeding, actual or threatened, or any order, writ or judgment that relates to any discharge, spill, handling, refining, release, emission, leaching or disposal of pollutants of any kind (including any Hazardous Substances) at the Facility.

     5.16. Financial Information. Seller has delivered to Purchaser unaudited balance sheets of Seller as at December 31, 1994 and 1995 and the related income statements and statements of stockholders' equity and cash flows for the years then ended and unaudited balance sheets of Seller for the three month period ended March 31, 1996 and the related income statements of stockholders' equity and cash flows for such three month period (collectively, "Financial Data"). The

Financial Data has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"), presents fairly in all material respects and was prepared from the books and records of Seller, and, except as set forth on Schedule 5.16, fairly presents in all material respects the assets and liabilities of the Seller at the dates specified and the results of operations, stockholders' equity and cash flows for the years then ended. The Financial Data accurately reflect and record, in all material respects, insofar as required in accordance with GAAP, all of the assets used in or held for use in the Business, all transactions between Seller and any affiliates and related parties and all expenses of or relating to the Business, whether incurred or paid by the Seller or any of its affiliates or related parties. The unaudited balance sheets of Seller for the three month period ended March 31, 1996 and the related income statements of stockholders' equity and cash flows for such three month period are subject to the absence of notes that would customarily be included in a financial statement prepared in accordance with GAAP. Seller has also delivered to Purchaser accurate financial information regarding the period from April 1, 1996 through the Closing Date in order to enable Seller to prepare the Closing Date Stub Financials and Seller expressly acknowledges the accuracy of, and accepts as valid and binding, the Closing Date Stub Financials. Notwithstanding anything to the contrary set forth herein, in the event any receivables listed in the Closing Date Stub Financials are not collected within 90 days of the Closing Date, such receivables shall not be deemed an asset of Seller for the purposes of this Agreement.

     5.17. Financial Condition. Since March 31, 1996 and through the Closing
Date:

          (a) There has been and will be no material adverse change in the financial condition, intangibles, results of operations, Business, properties, Assets or liabilities of the Seller.


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          (b) The operations and Business of the Seller have been and will be conducted only in the ordinary course.

          (c) There has been and will be no accepted purchase order or quotation, arrangement or understanding for future sale of the products or services of the Seller which is not in the ordinary course of business and consistent with past practices.

          (d) Seller has not suffered and will not suffer an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

          (e) There is no fact known to Seller or the Shareholders which materially adversely affects the financial condition, results of operations, Business, properties, Assets or liabilities of the Seller other than as set forth in this Agreement.

     5.18. Non-Distributive Intent. The Shareholders are acquiring the Shares to be issued and delivered hereunder for their own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Shareholders will not sell or otherwise dispose of the Shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act of 1933 or an exemption therefrom, and the certificate or certificates representing the Shares may contain a legend to the foregoing effect. The Shareholders understand that they may not sell or otherwise dispose of the Shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions of the Securities Act of 1933.

     5.19. Representations and Warranties. Neither the representations and warranties of Seller and the Shareholders contained (i) herein nor (ii) in any certificate, Exhibit, Schedule or other writing required by the terms hereof to be delivered by Seller contain any untrue statements of a material fact or taken together omit to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.

                                   ARTICLE VI

     Section 6. Representations and Warranties by Medialink and Purchaser. Each of Medialink and Purchaser represents and warrants to Seller and the Shareholders as set forth below:

     6.1. Organization, Existence and Authority of Medialink and Purchaser. Each of Medialink and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has and will have at the time of Closing, all corporate power to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered by each of Medialink and Purchaser pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by each of Medialink and Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Medialink's or Purchaser's certificate of incorporation or by-laws or of any law or regulation applicable to Medialink or Purchaser or of any agreement, mortgage, license, lease, arrangement, instrument, order, arbitration award, judgment or decree to which Medialink or Purchaser is a party or by which Medialink or Purchaser is bound.

     6.2. Power and Authority. On or prior to the Closing Date all corporate acts and other proceedings required to be taken by or on the part of each of Medialink and Purchaser to authorize them to carry out this Agreement and such other agreements and instruments and the transactions contemplated hereby and thereby will have been duly and properly taken. This Agreement has been duly executed and delivered by each of Medialink and Purchaser and constitutes, and such other agreements and instruments when duly executed and delivered by each of Medialink and Purchaser will constitute, legal, valid and binding obligations enforceable in accordance with their respective terms. The execution, delivery and performance by each of Medialink and Purchaser of this Agreement and such other agreements and instruments and its consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance under any agreement by which Medialink or Purchaser may be bound or affected.

     6.3. Consents. No consent, filing or approval of any federal, state or local governmental agency or department or any other person not a party to this Agreement is required or necessary in connection with the execution, delivery and performance under this Agreement or to consummate the transactions contemplated hereby.

     6.4. Financial Information. Medialink has delivered to Seller unaudited balance sheets of Medialink as at December 31, 1994 and 1995 and the related income statements and statements of stockholders' equity and cash flows for the years then ended and unaudited balance sheets of Medialink for the three month period ended March 31, 1996 and the related income statements of stockholders' equity and cash flows for such three month period (collectively, "Medialink Financial Data"). The Medialink Financial Data has been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"), presents fairly in all material respects and was prepared from the books and records of Medialink, and, except as set forth on
Schedule 6.4, fairly presents in all material respects the assets and liabilities of Medialink at the dates specified and the results of operations, stockholders' equity and cash flows for the years then ended. The Medialink Financial Data accurately reflect and record, in all material respects, insofar as required in accordance with GAAP, all of the assets used in or held for use in the business of Medialink, all transactions between Medialink and any affiliates and related parties and all expenses of or relating to the business of Medialink, whether incurred or paid by Medialink or any of its affiliates or related parties.

     6.5. Financial Condition. Since March 31, 1996 and through the Closing
Date:

          (a) There has been and will be no material adverse change in the financial condition, intangibles, results of operations, business, properties, assets or liabilities of Medialink.

          (b) The operations and business of Medialink have been and will be conducted only in the ordinary course.

          (c) There is no fact known to Medialink which materially adversely affects the financial condition, results of operations, business, properties, assets or liabilities of Medialink other than as set forth in this Agreement.


     6.6. Representations and Warranties. Neither the representations and warranties of Medialink or Purchaser contained (i) herein nor (ii) in any certificate, Exhibit, Schedule or other writing required by the terms hereof to be delivered by Medialink or Purchaser (and so delivered) contained any untrue statement of a material fact or taken together omit to state a material fact necessary in order to make the statements herein and therein not misleading in light of the circumstances in which made.

                                   ARTICLE VII

     Section 7. Additional Covenants and Agreements.

     7.1. Access. Prior to the Closing, Seller will provide Purchaser with copies of all documents which are reasonably necessary to facilitate the transaction contemplated by this Agreement. Purchaser shall hold the information set forth in such documents in confidence, provided that such information has not previously been in the public domain. Prior to the Closing, Seller will, at its expense, afford the officers, employees, attorneys, agents, accountants and other representatives of the Purchaser free and full access to the records of Seller which are related to the Assets and/or which aid Purchaser in responding to governmental inquiries, will permit them to make extracts from and copies of such records, and will from time to time furnish the Purchaser with such additional information as the Purchaser from time to time may reasonably request. Seller agrees to store such records after Closing, at its expense, for the applicable statute of limitations period and to apprise Purchaser of the location of such storage facility.

     7.2. Conduct of Business Pending the Closing. Since March 31, 1996 and through the Closing Date, Seller has conducted the Business only in the ordinary course and has:

          (a) preserved intact the Assets and its current business operations and properties;

          (b) taken no action or failed to take such action the consequence of which will cause a breach of or default in any contract, agreement, commitment or obligation to which it is a party or by which it may be bound;

          (c) kept at all times full and complete books and records, consistent with past practices for the Seller; and

          (d) paid its accounts payable in the ordinary course.

     7.3. Compliance. Seller and Purchaser will use their best efforts to comply with any and all requirements imposed by applicable federal, state and local law which are necessary to authorize and validate the sale, transfer and assignment of the Assets to be transferred and assigned to Purchaser, and otherwise to effectuate the purposes of this Agreement.


     7.4. Employment Agreements. On the Closing Date, Purchaser will enter into one (1) year employment agreements (the "Employment Agreements") with WW, JS and NS with annual salaries of $47,000, $35,500 and $67,500, respectively. A form of the Employment Agreements is attached hereto as Exhibits D-1, D-2 and D-3.

     7.5. Lease. Seller is presently a tenant at the Facility pursuant to a lease dated September 30, 1991, between Seller, as tenant, and Oakwood Avenue Partners, an affiliate of Seller, as landlord. The term of such lease expires on September 30, 1996. Seller shall cause Oakwood Avenue Partners to terminate such lease effective as of the Closing Date and to enter into a lease (the "Lease") with Purchaser for a five (5) year term commencing on the Closing Date. A form of the Lease is attached hereto as Exhibit E.

     7.6. Corporate Name. At or prior to Closing, Seller shall file a certificate of amendment to its certificate of incorporation whereby it shall change its name to a name that is not similar in any way to PR Data Systems or any derivative thereof.

     7.7. Address. At or prior to Closing, Seller shall change its office address.

     7.8. Medialink Guarantee. On the Closing Date Medialink will deliver to Seller a guarantee (the "Guarantee") in the form attached hereto as

Exhibit G, pursuant to which Medialink guarantees the performance of Purchaser under the Transaction Documents, the New WW Note and the Lease.

                                  ARTICLE VIII

     Section 8. Bulk Sales. The parties agree that compliance with the bulk sales laws of the State of Connecticut is waived and Seller and Shareholders hereby jointly and severally indemnify, subject to the provisions of Section 10, and hold Purchaser harmless from any and all Indemnified Amounts, as defined herein, arising from any creditor claims as a result of such bulk transfer which were not disclosed pursuant to any Schedule or Exhibit to this Agreement.

                                   ARTICLE IX

     Section 9. Closing.

     9.1. Location of The Closing. The Closing shall be held at the offices of Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021.

     9.2. Documents to be Delivered by Seller and the Shareholders. On the Closing Date, Seller and the Shareholders shall deliver to Purchaser:

          (a) the Employment Agreements executed by WW, JS and NS;


          (b) the Lease executed by Oakwood Avenue Partners;

          (c) the Non-Compete Agreements executed by WW JS and NS;

          (d) the Escrow Agreement executed by WW, JS and NS;

          (e) A certificate of the Secretary of Seller as to the resolutions duly adopted by the Board of Directors of Seller authorizing the execution, delivery and performance of this Agreement by Seller; the incumbency and signatures of officers of Seller; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect;

          (f) A Bill of Sale;

          (g) An opinion of counsel for Seller, reasonably satisfactory to Purchaser's counsel, dated as of the Closing Date;

          (h) A cross receipt evidencing receipt by Seller of the Purchase
Price;

          (i) Cancellation of the note, if any, which evidences the WW Indebtedness; and

          (j) Any other document or instrument of conveyance and transfer necessary to implement and consummate this Agreement or any other documents which may be reasonably requested by Purchaser to consummate the transactions contemplated herein.

     9.3. Documents to be Delivered by Purchaser and Medialink. On the Closing Date, Medialink and Purchaser shall deliver to the Seller or the applicable Shareholders, as the case may be:

          (a) The Cash to Seller and stock certificates representing the Shares, which, for convenience, will be registered in the names of the Shareholders in recognition of the Seller's plan to dissolve following the Closing and distribute the Shares to the Shareholders, subject to their obligation to deliver the Shares to the Escrow Agent;

          (b) Executed original New WW Note;

          (c) Executed original Non-Compete Agreements;

          (d) Executed original Employment Agreements;

          (e) Executed Lease;

          (f) The opinion of counsel for Medialink and Purchaser, reasonably satisfactory to Seller's counsel, dated as of the Closing Date;


          (g) The Guarantee of Medialink;

          (h) The resolutions duly adopted by the Boards of Directors of Purchaser and Medialink authorizing the execution, delivery and performance of this Agreement by Purchaser and Medialink, certified by the Secretary of Purchaser and Medialink; a certificate of the Secretaries of Purchaser and Medialink as to the incumbency and signatures of officers of Purchaser and Medialink; and a certificate stating that the resolutions authorizing the execution, delivery and performance of this Agreement are in full force and effect;

          (i) A cross receipt evidencing delivery of the Assets to Purchaser;
and

          (j) Any other documents which may be reasonably required to consummate the transactions contemplated herein or any other documents reasonably requested by Seller in connection with the transactions contemplated herein.

           Unless otherwise provided in this Agreement, all documents and instruments delivered shall be dated the Closing Date and shall be reasonably satisfactory as to form and content to each party and its respective counsel.

                                    ARTICLE X

     Section 10. Indemnification; Survival.

     10.1. Survival; Remedy for Breach. The representations and warranties of the parties hereto contained herein or in any certificate, Schedule or other writing attached hereto, or required by the terms hereof to be delivered (and so delivered), by parties as communicated as of the Closing Date shall survive the Closing Date for a period of two (2) years, except as to tax matters as set forth in Section 5.6, litigation matters as set froth in Section 5.7, environmental matters as set forth in Section 5.15 and pension matters as set forth in Section 5.10, all of which shall survive for a period equal to the applicable statute of limitations. Notwithstanding the preceding sentence, the right to indemnity with respect to any representation or warranty in respect of which indemnity may be sought under Section 10 hereof shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof, which shall include with reasonable specificity the elements of such claim, shall have been given to the party against whom such indemnity may be sought prior to such time.

     10.2. Indemnification by Seller and the Shareholders.

          (a) Seller and the Shareholders hereby jointly and severally indemnify Purchaser and Medialink and their respective officers, directors, controlling persons (if any), employees, attorneys, agents and stockholders (the "Indemnitees") against and agree to hold each of them harmless from any and all damage, loss, liability, expense (including, without limitation, reasonable out-of-pocket expense of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought by, against or involving any Indemnitee) and cost (collectively, "Indemnified Amounts") incurred or suffered by any Indemnitee arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller or the Shareholders pursuant to this Agreement; and (ii) the failure of Seller to comply with the Bulk Sales Laws. The agreements and indemnities of Seller and the Shareholders contained herein shall be cumulative, except that the Indemnitees shall not recover more than once for the same Indemnified Amount.

          (b) The Indemnitees each agree to give notice to Seller and the Shareholders promptly, but in no event later than sixty (60) days after receipt, after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder.

          (c) Seller and the Shareholders shall not be liable under this Section
10.2 for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent may not be unreasonably withheld.

          (d) The amount required to be paid to an Indemnitee by Seller and the Shareholders for any Indemnified Amounts hereunder shall be the amount which, after taking into account the effect of federal, state and local tax laws, places the Indemnitee in the same position as if the matter giving rise to the indemnification had not occurred and such payment had not been received. Subject to the right of set-off set forth in Section 11 hereof, which may be made at any time, such amounts shall be paid not later than fifteen (15) days after receipt by Seller and the Shareholders of written notice from the Indemnitee stating that such Indemnified Amounts are due and payable and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined by mutual agreement or a court of competent jurisdiction to be owing by Seller or the Shareholders to the Indemnitees.

     10.3. Indemnification by Medialink and Purchaser.

          (a) Each of Medialink and Purchaser hereby indemnifies Seller and the Shareholders against and agrees to hold them harmless from any and all damage, loss, liability, expense (including, without limitation, reasonable out-of-pocket expense of investigation and attorney fees and expenses in connection with any action, suit or proceeding brought by or against Seller and/or the Shareholders (collectively, "Indemnified Amounts") incurred or suffered by Seller and/or the Shareholders arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Medialink or Purchaser pursuant to this Agreement. The agreements and indemnities of Medialink and Purchaser contained herein shall be cumulative, except that Seller shall not recover more than once for the same Indemnified Amount.

          (b) Seller agrees to give notice to Medialink and Purchaser promptly, but in no event later than sixty (60) days after receipt, after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder.

          (c) Medialink and Purchaser shall not be liable under this Section
10.3 for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought, which consent may not be unreasonably withheld.

          (d) The amount required to be paid to Seller by Medialink and Purchaser for any Indemnified Amounts hereunder shall be the amount which, after taking into account the effect of United States, state and local tax laws, places Seller in the same position as if the matter giving rise to the indemnification had not occurred and such payment had not been received. Such amounts shall be paid not later than fifteen (15) days after receipt by Medialink and Purchaser of written notice from Seller stating that such Indemnified Amounts are due and payable and the amount thereof and of the related indemnity payment; provided, however, that any disputed amounts shall be due and payable within thirty (30) days after such amounts are finally determined by mutual agreement or a court of competent jurisdiction to be owing by Medialink and Purchaser to Seller.

     10.4. Limitations on Indemnification.

          (a) Notwithstanding anything to the contrary contained herein, neither Seller and the Shareholders nor Medialink and Purchaser shall be entitled to any recovery from the other with respect to any breach of warranty or representation set forth herein or the indemnification provided for in Sections 10.2 or 10.3 hereof unless and until the aggregate amount of the applicable Indemnified Amounts suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such breach or indemnity, shall exceed in the aggregate Fifteen Thousand ($15,000) Dollars (the "Cushion Amount"). In the event that the sum of the applicable Indemnified Amounts for which no indemnification has been made hereunder (the "Aggregate Indemnified Amount") shall exceed the Cushion Amount, the indemnification obligations imposed herein shall apply to all amounts in excess of the Cushion Amount.

          (b) Notwithstanding anything to the contrary contained herein, the Cushion Amount set forth herein shall not apply in the event that the Seller, the Shareholders, Medialink or Purchaser, as the case may be, fraudulently (i) omitted a material fact or (ii) misrepresented or breached any representation or warranty in this Agreement or in any agreement or schedule required to be delivered by Seller, the Shareholders, Medialink or Purchaser, as the case may be.


     10.5. Conduct of Litigation. Each party indemnified under the provisions of this Agreement, upon receipt of written notice of any claim or the service of a summons or other initial legal process upon it in any action instituted against it, in respect of the agreements contained in this Agreement, shall promptly give written notice of such claim, or the commencement of such action, or threat thereof, to the party from whom indemnity shall be sought hereunder. Each indemnifying party shall be entitled at its own expense to participate in the defense of such claim or action, or, if it shall elect, to assume such defense, in which event such defense shall be conducted by counsel chosen by such indemnifying party, unless the indemnified party reasonably objects to the use of such counsel, in such event counsel may be any counsel reasonably satisfactory to the indemnified party against whom such claim is asserted or who shall be the defendant in such action, and such indemnified party shall bear all fees and expenses of any additional counsel retained by it or them; provided, however, that if the indemnified party reasonably determines that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of such action or that there are legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, then counsel for the indemnified party shall be entitled, if the indemnified party so elects, to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party, at the expense of the indemnifying party. If the indemnifying party shall elect not to assume the defense of such claim or action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by it, and shall be bound by the results obtained by the indemnified party; provided, however, that no such claim or action shall be settled without the written consent of the indemnifying party.

                                   ARTICLE XI

     Section 11. Right of Set-Off.

     11.1. Set-Off for Indemnified Amounts.

          (a) Subject to the provisions of Section 11.2, Medialink and/or Purchaser may at any time, set-off from the consideration, whether the Shares, any stock options granted by Medialink to the Shareholders, as evidenced by stock option agreements (the "Stock Option Agreements") or the non-compete payments (the "Payment Amounts"), due and payable to Seller and/or any of the Shareholders of Seller, any amount or amounts which Medialink and/or Purchaser, in their sole and absolute discretion, shall determine may be necessary to satisfy (i) any Indemnified Amount due to any Indemnitee or (ii) any prospective, pending or threatened loss, liability, expense or cost which may reasonably be expected to give rise to an indemnity obligation of Seller or any of the Shareholders (collectively, a "Set-Off Amount"). Any Set-Off Amounts shall be delivered and paid into an interest bearing escrow account to be established pursuant to the terms of the Escrow Agreement. The terms of the

Escrow Agreement shall provide that Purchaser's counsel shall serve as escrow agent thereunder (the "Escrow Agent").

          (b) In addition to the right of set-off set forth in subsection (a) above, Medialink and/or Purchaser may at any time direct the Escrow Agent to retain from the Shares held by the Escrow Agent, any Shares or proceeds of the sale of such Shares which Medialink and/or Purchaser in their sole and absolute discretion shall determine may be necessary to satisfy any Indemnified Amount or Set-Off Amount; such Set-Off Amount to be determined by Medialink and/or Purchaser in their sole and absolute discretion, subject to the provisions of the Escrow Agreement. Medialink and/or Purchaser shall exercise such right of retention against all or a portion of the Shares by giving written notice of the exercise of such right of retention to the Shareholders. Such Shares shall remain in escrow and be designated set-off shares and shall only be released from escrow upon the agreement of the parties hereto or by order of a court of competent jurisdiction.

     11.2. Directions on Payment of Indemnified Amounts. In the event Medialink and/or Purchaser seeks to recover Indemnified Amounts or Set-Off Amounts from time to time from Seller and/or the Shareholders, as the case may be, pursuant to Sections 10 or 11, Medialink and/or Purchaser must, prior to any set-off for payments from the Payment Amounts, first notify Seller and the Shareholders in writing as to the reason for such set-off and then seek to set-off against the Shares held under the Escrow Agreement so long as the Fair Market Value of the Shares is in excess of the outstanding Indemnified Amounts sought; provided however, that if the Indemnified Amounts are in excess of such Fair Market Value, Medialink and/or Purchaser shall seek to recover against the Shares the Indemnified Amounts, prior to any set-off, up to the amount of the Fair Market Value of the Shares and any excess shall be recovered, by set-off or otherwise, against the consideration due under the Employment Agreements, the Non-Compete Agreements and/or the Stock Option Agreements. The Fair Market Value of the Shares shall be determined as of the date of set-off. Nothing herein shall be deemed to impair, diminish, or restrict Medalink's and/or Purchaser's indemnification rights or set-off rights.

                                   ARTICLE XII

     Section 12. Miscellaneous.

     12.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

          To Seller:
          351 Hillside Road
          Fairfield, Connecticut  06430
          Attention:  Jack Schoonover


          To Shareholders:
          Jack Schoonover
          351 Hillside Road
          Fairfield, Connecticut  06430

          William Wubbenhorst
          20 Rowayton Avenue
          Rowayton, Connecticut  06853

          Nancy Schoonover
          351 Hillside Road
          Fairfield, Connecticut 06430

          Copy to:
          Neville Shaver Kelly & McLean
          Three Landmark Square
          Stamford, Connecticut 06901
          Attention:  Richard M. Neville, Esq.

          To Medialink:
          Video Broadcasting Corporation
          708 Third Avenue
          New York, New York  10017
          Attention: Mr. J. Graeme McWhirter

          To Purchaser:
          Medialink PR Data Corporation
          708 Third Avenue
          New York, New York  10017
          Attention: Mr. J. Graeme McWhirter

          Copy to:
          Tashlik, Kreutzer & Goldwyn P.C.
          833 Northern Blvd.
          Great Neck, New York 11021
          Attention:  Theodore Wm. Tashlik, Esq.

or such other addresses as shall be furnished by like notice by such party. Any such notice or communication shall be effective two days after it is sent.

     12.2. Brokers. Seller, Medialink and Purchaser each represents to the other that it has not dealt with any broker for this transaction and has not employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission upon consummation of the transactions contemplated hereby. Medialink, Purchaser and Seller agree to indemnify and hold each other harmless from and against any and all loss, damage, liability, cost or expense (including attorneys' fees) suffered or incurred as a result of any breach of the foregoing representations by the other party.

     12.3. Expenses. All legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The parties may not assign this Agreement.

     12.5. Entire Agreement; Amendment. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in writing signed by the party against whom such amendment or waiver is sought to be enforced.

     12.6. Counterparts. This Agreement may be executed in counterparts, all of which shall together constitute one and the same instrument.

     12.7. Agreement to Take Necessary and Desirable Actions. Seller, Medialink and Purchaser each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     12.8. Headings. The headings of Articles and Sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     12.9. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York applicable to contracts made and to be performed therein without giving effect to the principles of conflict of laws thereof. Except in respect of any action commenced by a third party in another jurisdiction, the parties hereto agree that any legal suit, action, or proceeding against them arising out of or relating to this Agreement shall be brought exclusively in the United States Federal Courts or New York Supreme Court, in the State of New York. The parties hereto hereby accept the jurisdictions of such courts for the purpose of any such action or proceeding, and agree that venue for any action or proceeding brought in the State of New York shall lie in the Southern District of New York or Supreme Court, New York County, as the case may be. Each of the parties hereto hereby irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by United States registered or certified mail postage prepaid at its address set forth herein.

     12.10. Consents. Seller, Medialink and Purchaser shall, on or prior to the Closing Date, use their best efforts to obtain from each person, firm, association, corporation and governmental authority all consents and approvals which
are necessary to authorize and validate the sale, transfer and assignment of the assets, property and contracts to be transferred and assigned to Purchaser, and otherwise to effectuate the purposes of this Agreement; provided, however, that any expense that may be incurred in obtaining consents to the assignment of any agreements being assigned hereunder by Seller shall be the sole obligation of Seller.

     12.11. No Implied Waiver. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver; nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.12. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto by their duly authorized officers as of the day and year first above written.

                                        SHAREHOLDERS:



                                        Jack Schoonover



                                        William Wubbenhorst



                                        Nancy Schoonover

                                        PR DATA SYSTEMS, INC.


                                        By: s/Jack Schoonover
                                            _______________________________
                                            President

                                        MEDIALINK PR DATA CORPORATION



                                        By: s/J. Graeme McWhirter
                                            _______________________________
                                            Vice President


                                        VIDEO BROADCASTING CORPORATION


                                        By: s/J. Graeme McWhirter
                                            _______________________________
                                            Executive Vice President

                                  SCHEDULE 2(a)

                             Machinery and Equipment

                                  SCHEDULE 2(b)

                               Accounts Receivable

                                  SCHEDULE 2(c)

                                    Inventory

                                  SCHEDULE 2(d)

         Patents, Trademarks, Trade Names, Service Marks and Copyrights

                                  SCHEDULE 2(f)

                             Leasehold Improvements

                                  SCHEDULE 2(g)

                          Property and Equipment Leases

                                 SCHEDULE 3.2(a)


                                    SBA Loan

                                  SCHEDULE 4.2

                            Purchase Price Allocation

1.   Non-Compete       $410,000

2.

3.

                                  SCHEDULE 5.4

                                      Liens

                                  SCHEDULE 5.5

                               Material Contracts

                                  SCHEDULE 5.7

                                   Litigation

                                  SCHEDULE 5.9

                                    Employees

                                  SCHEDULE 5.10

                                 Employee Plans

                                  SCHEDULE 5.11

                              Compliance with Laws

                                  SCHEDULE 5.14


                             Customers and Suppliers

                                  SCHEDULE 5.15

                              Environmental Matters

                                  SCHEDULE 5.16

                              Financial Statements

                                  SCHEDULE 6.4

                         Medialink Financial Information

                                    EXHIBIT A

                                   New WW Note

                                    EXHIBIT B

                                Escrow Agreement

                                   EXHIBIT C-1

                            JS Non-Compete Agreement

                                   EXHIBIT C-2

                            NS Non-Compete Agreement

                                   EXHIBIT C-3

                            WW Non-Compete Agreement

                                   EXHIBIT D-1


                             JS Employment Agreement

                                   EXHIBIT D-2

                             NS Employment Agreement

                                   EXHIBIT D-3

                             WW Employment Agreement

                                    EXHIBIT E

                                      Lease

                                    EXHIBIT F

                               Medialink Guarantee